SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2004

ALERIS INTERNATIONAL, INC.

(Formerly known as IMCO Recycling Inc.)

(Exact name of Registrant as specified in charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor Blvd., Suite 1500 Central Tower at Williams Square Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 401-7200

IMCO Recycling Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note: The transactions described in this Current Report on Form 8-K relate to a business combination involving the registrant, Aleris International, Inc. (formerly known as IMCO Recycling Inc.) and Commonwealth Industries, Inc., a Delaware corporation (“Commonwealth”), which was completed on December 9, 2004 pursuant to the Agreement and Plan of Merger among IMCO Recycling Inc. (“IMCO”), Silver Fox Acquisition Company and Commonwealth dated June 16, 2004 (the “Merger Agreement”). In accordance with the Merger Agreement, Silver Fox Acquisition Company, an indirect wholly-owned subsidiary of IMCO, merged with and into Commonwealth, and each outstanding share of Commonwealth common stock (other than shares held in the treasury of Commonwealth or owned by IMCO or any direct or indirect wholly owned subsidiary of IMCO or Commonwealth immediately prior to the time of the merger) was converted into the right to receive 0.815 of a share of IMCO common stock (herein referred to as the “Merger”).

On December 9, 2004, following the completion of the Merger and the other transactions contemplated in connection with the Merger, IMCO changed its corporate name to “Aleris International, Inc.”

The names “IMCO” and “Aleris” as used in this Form 8-K shall both refer to the registrant.

Where applicable, the descriptions set forth below under each Item are qualified in their entirety by the full text of the respective documents to which they refer, which documents are either filed as Exhibits hereto or incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement

First Amended and Restated Revolving Credit and Security Agreement

On December 9, 2004, IMCO and certain of its subsidiaries entered into a First Amended and Restated Revolving Credit and Security Agreement with PNC Bank, National Association (as lender, administrative agent and syndication agent), Citicorp USA Inc. (as lender, collateral agent and co-documentation agent), and Deutsche Bank Trust Company Americas, National City Business Credit, Inc., Key Bank National Association, (as lenders and co-documentation agents), along with certain other lenders. Also on December 9, 2004, IMCO and certain of its subsidiaries and Commonwealth and its subsidiaries entered into a First Amendment to First Amended and Restated Revolving Credit and Security Agreement with these parties, whereby Commonwealth and its subsidiaries became co-borrowers under this amended and restated revolving credit facility. See “Item 2.03—Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for a description of this amended and restated credit facility.

Certain of the lenders party to the amended and restated credit agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Aleris and its predecessor entities, and their subsidiaries, for which they have received, and will receive, customary fees and expenses.

2004 Equity Incentive Plan and 2004 Annual Incentive Compensation Plan

On December 8, 2004, the stockholders of IMCO approved the adoption of IMCO’s 2004 Equity Incentive Plan (the “Incentive Plan”) and IMCO’s 2004 Annual Incentive Compensation Plan (the “AIC Plan”) at a special meeting of the stockholders of IMCO held that day.

The Incentive Plan provides for the grant of stock options and other stock awards to eligible employees of Aleris and its subsidiaries; 1,100,000 shares of Aleris common stock are reserved and available for issuance pursuant to awards granted under the Incentive Plan, subject to customary anti-dilution adjustments. The types of awards authorized under the Incentive Plan include incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, stock units and performance awards. The maximum number of stock options and stock appreciation rights that may be awarded to any individual in a calendar year is 500,000. The maximum number of shares that may be issued pursuant to awards other than options or stock appreciation rights and which are settled by the issuance of shares is 500,000 shares. The maximum number of shares subject to incentive stock options that may be awarded under the Incentive Plan is 500,000 shares. No awards may be granted under the Incentive Plan after September 22, 2014.

The AIC Plan authorizes Aleris’ compensation committee to provide certain key employees of Aleris with annual cash incentive compensation that is tied to the achievement of pre-established performance goals. The plan is designed to meet the performance-based exception to the limitation on deductibility of compensation in excess of $1,000,000 under Section 162(m) of the Internal Revenue Code.

The Incentive Plan and AIC Plan are incorporated by reference into this Current Report on Form 8-K and filed as Exhibits 10.1 and 10.2, respectively.

Employment and Severance Agreements

Pursuant to the terms of the Merger Agreement, IMCO agreed to appoint Steven J. Demetriou as chairman of its board of directors and chief executive officer, and Michael D. Friday as executive vice president and chief financial officer, effective upon completion of the Merger. See Item 5.02 – “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.” In connection with such appointments, IMCO and each of Messrs. Demetriou and Friday had entered into post-merger compensation agreements negotiated at the time the Merger Agreement was signed, which provide as follows:

Steven J. Demetriou. Initially, Mr. Demetriou will be entitled to an annual salary of $800,000, which will be subject to annual review by Aleris’ Board of Directors. Mr. Demetriou’s bonus will be targeted at 100% of his base salary, but may not exceed 200% of base salary. The options and restricted stock awards previously awarded by Commonwealth to Mr. Demetriou were assumed by IMCO and will continue to vest in accordance with their regular vesting schedule. Mr. Demetriou agreed that there would be no acceleration of vesting of his Commonwealth equity awards as a result of the change of control of Commonwealth pursuant to the Merger. Performance goals for performance-based restricted stock for Mr. Demetriou may be re-set or adjusted by Aleris’ Board of Directors. Mr. Demetriou will be allowed to participate in all benefit programs of Aleris and in any perquisite program to be approved by Aleris’ compensation committee.

Michael D. Friday. Initially, Mr. Friday will be entitled to an annual salary of $375,000, which will be subject to annual review by Aleris’ board of directors. Mr. Friday’s bonus will be targeted at 75% of his base salary, but may not exceed 150% of base salary. The options and restricted stock awards previously awarded by Commonwealth to Mr. Friday were assumed by IMCO and will continue to vest in accordance with their regular vesting schedule. Mr. Friday agreed that there would be no acceleration of vesting of his Commonwealth equity awards as a result of the change of control of Commonwealth pursuant to the Merger. Performance goals for performance-based restricted stock for Mr. Friday may be re-set or adjusted by Aleris’ Board of Directors. Mr. Friday will be allowed to participate in all benefit programs of Aleris and in any perquisite program to be approved the Aleris compensation committee.

Mr. Demetriou, Mr. Friday and three other new Aleris officers (Sean M. Stack, Christopher R. Clegg and John J. Wasz) had each entered into an agreement with Commonwealth which provides that if he is terminated without cause (as defined in the agreement) in the absence of any future change in control (and in the case of Mr. Wasz, following certain relocation requests), he would be entitled to severance compensation as follows:

•	a lump sum payment in an amount equal to two times (for Mr. Demetriou) or one-and-one-half times (for Messrs. Friday, Stack, Clegg, and Wasz) the sum of his base pay plus his target bonus; and

•	continued welfare benefits for 24 months (for Mr. Demetriou) or 18 months (for Messrs. Friday, Stack, Clegg and Wasz) following his termination date.

Commonwealth’s obligations under these agreements were assumed by IMCO effective as of the date of closing of the Merger.

In addition, Messrs. Demetriou, Friday, Stack, Clegg and Wasz are each a party to a change in control severance agreement with Commonwealth that applies to any future change in control event. These agreements were assumed by IMCO effective upon the completion of the Merger. Under these agreements, if the individual’s employment is terminated by Aleris during a two-year period following such future change in control event for any reason other than for cause, death, disability or certain retirement events, or if the officer resigns for good reason (each as defined in his change in control severance agreement), the officer will be entitled to severance compensation as follows:

•	a lump sum payment in an amount equal to three times (for Mr. Demetriou) or two times (for Messrs. Friday, Stack, Clegg and Wasz) the sum of his base salary (at the highest rate in effect for any period within the past twelve months prior to his termination date) plus the highest of (1) the target bonus for the fiscal year in which the change in control occurs, (2) the target bonus for the fiscal year in which the termination occurs or (3) the highest bonus earned by him in respect of the three fiscal years prior to the change in control;

•	a lump sum payment of a pro-rata portion of the annual bonus pay (based on the greater of (1) the target bonus for the fiscal year in which a change in control occurs and (2) the target bonus for the fiscal year in which the termination occurs) and any compensation previously deferred by the officer under any non-qualified plan;

•	continued welfare benefits for 36 months (for Mr. Demetriou) or 24 months (for Messrs. Friday, Stack, Clegg and Wasz) following his termination date; and

•	reimbursement for any excise tax liability imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties incurred with respect to such excise tax in an amount such that after payment by the respective officer of all taxes, that officer retains an amount equal to the amount specified under the agreement.

Additionally, on December 8, 2004, J. Tomas Barrett, Senior Vice President and Assistant Chief Financial Officer of IMCO, entered into an employment agreement with IMCO. The employment agreement expires by its terms on December 31, 2005, but either Mr. Barrett or Aleris may sooner terminate the agreement on 60 days’ prior written notice. In the event during the term of the agreement

•	Aleris terminates Mr. Barrett’s employment without cause, or

•	either party gives written notice to the other of the termination of the agreement and the parties have not agreed by the 60th day following such written notice of termination to the terms of any continuing employment of Mr. Barrett with Aleris, then Mr. Barrett will be entitled to receive a $315,000 cash lump sum severance payment, up to 18 months’ participation under Aleris’ welfare benefit plans, up to $20,000 for outplacement services and reimbursement for costs of an annual physical examination in 2005. In consideration, Mr. Barrett will be subject to certain ongoing confidentiality and non-disparagement obligations, an 18-month covenant not to compete, and a covenant not to solicit Aleris’ employees.

Commonwealth Stock Incentive Plans.

Following completion of the Merger, Aleris assumed, by action of its Board of Directors, Commonwealth’s obligations under Commonwealth’s 1995 Stock Incentive Plan and its 1997 Stock Incentive Plan. Aleris has also amended the terms of those plans to (1) provide that Aleris will assume sponsorship of both of the plans, (2) provide that Aleris common stock will be issued upon the exercise of any options or the payment of any other stock-based awards under those plans, (3) appropriately adjust the number of shares available for grants under the Commonwealth stock incentive plans to reflect the terms of the merger, (4) provide that the term of each Commonwealth stock incentive plan during which shares are available for grant under such plan will not be extended beyond its present expiration date, (5) provide that no option or other award granted under the Commonwealth stock incentive plans shall be granted to individuals who were employed, immediately before the merger, by IMCO or any subsidiary of IMCO immediately before the merger, and (6) otherwise appropriately reflect the substitution of Aleris common stock for Commonwealth common stock under the plans and the related option or award agreements.

Supplemental Indenture and Assumption Agreement for IMCO 9% Senior Notes due 2014.

In connection with the completion of the Merger, IMCO and its wholly-owned domestic subsidiaries and Commonwealth and its subsidiaries executed and delivered a Supplemental Indenture dated as of December 9, 2004 to the Indenture dated as of November 4, 2004 between IMCO Recycling Escrow Inc. (“Escrow Corp”) and LaSalle Bank National Association as Trustee, relating to the $125 million outstanding 9% Senior Notes due 2014 issued by Escrow Corp in November 2004. In addition, IMCO and its wholly-owned domestic subsidiaries and Commonwealth and its subsidiaries entered into an Assumption Agreement dated as of December 9, 2004. Escrow Corp merged with and into IMCO effective December 9, 2004 pursuant to a certificate of ownership and merger filed on that date with the Secretary of State of the State of Delaware. As a result, IMCO became the successor obligor under the Indenture and the Senior Notes, IMCO’s wholly-owned domestic subsidiaries and Commonwealth and its subsidiaries became guarantors under the Indenture and the Senior Notes, and the obligations of Escrow Corp under the Indenture and the Senior Notes were assumed by IMCO and guaranteed by IMCO’s wholly-owned domestic subsidiaries and Commonwealth and its subsidiaries.

In addition, $125,000,000, representing the gross proceeds from the offering and sale of the Senior Notes in November 2004 that had been held in escrow since then, were released from escrow and applied in the manner set forth in Section 2.03 – “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” below in this Current Report on Form 8-K.

Under a registration rights agreement dated as of November 4, 2004 between IMCO and the initial purchasers of the Senior Notes, Aleris and the guarantors under the Senior Notes are required to use their reasonable best efforts to (i) file with the Securities and Exchange Commission on or before February 7, 2005 a registration statement to enable holders of Senior Notes to exchange their unregistered notes for publicly registered senior notes having substantially identical terms, (ii) cause the registration statement to become effective under the Securities Act of 1933 before May 8, 2005 and (iii) effect the exchange offer on or before June 22, 2005. If Aleris is not permitted to effect an exchange offer under certain circumstances, it may be required to file a shelf registration with the SEC for the resale of the Senior Notes. Failure to timely fulfill these obligations will result in Aleris’ being required to pay, as liquidated damages, additional interest on the senior notes.

The supplemental indenture and assumption agreement referred to above are filed with this Current Report on Form 8-K as Exhibits 4.1 and 10.5, respectively.

In connection with the completion of the Merger, IMCO and its wholly-owned domestic subsidiaries and Commonwealth and its subsidiaries will execute and deliver a Supplemental Indenture to the Indenture dated as of October 6, 2003 by and among IMCO, the subsidiary guarantors and JPMorgan Chase Bank, as Trustee. As a result of this supplemental indenture, Commonwealth and its subsidiaries will become additional subsidiary guarantors under this indenture and Aleris’ 10 3/8% Senior Secured Notes.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 9, 2004, IMCO and Commonwealth completed the Merger. Under the Merger, each share of common stock, par value $0.01 per share, of Commonwealth was converted into the right to receive 0.815 of a share of common stock, par value $0.10 per share, of IMCO. As a result of the Merger, Commonwealth became an indirect wholly-owned subsidiary of IMCO. Immediately following the Merger, a wholly-owned subsidiary of IMCO merged with and into IMCO, and IMCO changed its corporate name to Aleris International, Inc. The Merger Agreement was adopted and the issuance of the IMCO common stock thereunder was approved by the stockholders of Commonwealth and IMCO at separate special meetings of stockholders held on December 8, 2004. See Item 8.01 – “Other Events.” A copy of the Merger Agreement is incorporated by reference hereto as Exhibit 2.1 to IMCO’s Current Report on Form 8-K filed on June 18, 2004.

IMCO has been a supplier of molten aluminum and aluminum ingot to Commonwealth’s Uhrichsville facility since 1992.

Under the Merger, all outstanding shares of Commonwealth common stock were converted to the right to receive a total of approximately 13,247,334 shares of IMCO common stock.

In addition, under the Merger Agreement, at the effective time of the Merger, all Commonwealth stock options and other stock awards were assumed by IMCO. Each former Commonwealth stock option is now exercisable for a number of shares of IMCO common stock equal to the number of shares of Commonwealth common stock subject to that option immediately prior to the effective time of the Merger, multiplied by 0.815. The exercise price per share will be an amount equal to the exercise price per share of Commonwealth common stock subject to the option in effect immediately prior to the effective time of the Merger, divided by 0.815. From and after the effective time of the merger, each option will be exercisable, except as described above, on the same terms and conditions as were applicable under the applicable Commonwealth stock incentive plan and applicable agreement immediately prior to the effective time of the Merger. Aleris estimates that 1,118,203 shares of Aleris common stock are issuable under outstanding Commonwealth stock options and other awards assumed by IMCO.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the closing of the Merger, IMCO and certain of its domestic wholly-owned subsidiaries entered into and executed a First Amended and Restated Revolving Credit and Security Agreement dated as of December 9, 2004 and a First Amendment to Revolving Credit and Security Agreement dated as of December 9, 2004 described in Item 1.01 of this Current Report on Form 8-K. These agreements, along with the documents and instruments executed and delivered contemporaneously therewith, amended and restated the terms of IMCO’s revolving credit facility to, among other things:

•	increase from $125 million to $325 million the aggregate maximum commitment amount available under the credit facility, with an option to further increase the maximum commitment amount available to $375 million (all subject to borrowing base limitations);

•	provide for a sublimit of $30.0 million for letters of credit;

•	extend the termination date of the credit facility to December 9, 2008;

•	add Commonwealth and its subsidiaries as co-borrowers and guarantors under the facility;

•	provide for the pledge of stock of certain subsidiaries as additional collateral for indebtedness under the facility; and

•	provide for the pledge of eligible inventory and receivables of Commonwealth and its subsidiaries as additional collateral for indebtedness under the facility.

Borrowings under the amended and restated facility will be limited to the sum of (i) up to 85% of eligible billed accounts receivable, (ii) up to 75% of eligible unbilled accounts receivable, and (iii) up to 75% of eligible inventory. Inventory advances may not exceed 85% of the net orderly liquidation value of the inventory as determined by an independent appraisal, less certain reserves that the lenders may impose. The inventory portion of the borrowing base is limited to 50% of the borrowing base.

Borrowings under the amended and restated facility will bear interest, at Aleris’ option, at rates per annum equal to (1) the greater of (x) a base rate equal to PNC Bank’s prime rate or (y) a federal funds rate plus ½%, in each case plus an applicable margin spread; or (2) a LIBOR-based rate plus an applicable margin spread. Commitment fees based on facility usage are due quarterly. The applicable margin spread and the per annum percentage used to calculate the unused commitment fee are determined by reference to a pricing schedule, which is based on the sum of undrawn availability under the amended and restated facility and the unrestricted cash of the borrowers. The applicable margin spread will range (a) for base rate and federal funds rate loans, from 100 to 175 basis points, and (b) for LIBOR-based loans, from 200 to 275 basis points. Loans may be prepaid at any time without premium or penalty, other than costs associated with prepayments of Eurodollar advances.

This facility is to be secured by a first priority lien on (a) all of Aleris’ and Aleris’ domestic wholly owned subsidiaries’ (including Commonwealth’s and its subsidiaries’) receivables, inventory, cash and cash equivalents, and certain general intangibles, contract rights, rights to payment of money, instruments, documents, chattel paper and investment property related thereto, (b) all common and/or voting stock of Aleris’ domestic direct or indirect wholly owned subsidiaries and 65% of the common and/or voting stock of first-tier foreign subsidiaries, each of the foregoing only to the extent permitted by the terms of the IMCO 10 3/8% senior secured notes due 2010, and (c) all proceeds and products thereof. Future domestic wholly owned subsidiaries created or acquired by Aleris will be required to guarantee or be jointly and severally liable for the indebtedness under the amended and restated facility.

The terms of the amended and restated senior credit facility require Aleris and its subsidiaries to comply with various affirmative and negative covenants including, among other items, restrictions on their ability to (1) incur new debt, (2) make certain investments or acquisitions, (3) pay dividends or repurchase shares of capital stock, (4) make capital expenditures, (5) sell assets, and (6) grant liens. Under the terms of the facility, Aleris will be subject to a fixed charge coverage ratio of 1.1x to 1 (calculated based on the combined operations of Aleris and its wholly owned domestic subsidiaries). if, at any time during specified periods, the undrawn availability under the facility falls below $50.0 million.

Additionally, pursuant to the merger of Escrow Corp with and into IMCO, IMCO executed a supplemental indenture dated December 9, 2004, to assume all obligations under Escrow Corp’s previously issued 9% Senior Notes due 2014. See “Item 1.01 – Supplemental Indenture and Assumption Agreement for IMCO’s 9% Senior Notes due 2014”.

In connection with the closing of the Merger, gross proceeds of $125,000,000 from the sale of IMCO’s 9% Senior Notes due 2014 along with sums borrowed under the amended and restated credit facility were applied as follows:

•	refinance all amounts outstanding under IMCO’s revolving credit facility,

•	purchase certain assets from Commonwealth, the proceeds of which were used by Commonwealth to purchase or redeem its senior subordinated notes and to purchase all outstanding receivables previously sold under its receivables purchase agreement, and

•	pay fees and expenses related to these transactions and the Merger.

Copies of the First Amended and Restated Revolving Credit and Security Agreement and the First Amendment to Revolving Credit and Security Agreement are filed with this Current Report on Form 8-K as Exhibits 10.3 and 10.4 , and are incorporated by reference herein.

ITEM 3.03	Material Modification to Rights of Security Holders

See Item 2.03 – “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” above regarding certain working capital restrictions on dividends and Item 5.03 – “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” below regarding certain amendments to the certificate of incorporation and bylaws of IMCO.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the terms of the Merger Agreement, IMCO agreed to take necessary action to appoint four members of Commonwealth’s Board of Directors and Steven Demetriou (formerly Commonwealth’s president, chief executive officer and chairman) as additional members of IMCO’s Board of Directors to be effective as of the closing of the Merger. Effective December 9, 2004, IMCO’s Board of Directors increased the size of the IMCO Board to nine, and following the Merger appointed Mr. Demetriou as well as C. Frederick Fetterolf, Larry E. Kittelberger, Paul E. Lego and John E. Merow, to serve as members of the IMCO Board of Directors along with the four current IMCO Board members.

As provided under the terms of the Merger Agreement, effective as of December 9, 2004, IMCO’s Board of Directors appointed Mr. Demetriou and Mr. Lego as class I directors (term expiring 2007), Mr. Fetterolf and Mr. Merow as class II directors (term expiring 2006), and Larry Kittelberger as a class III director (term expiring 2005). Additionally, John E. Grimes, formerly a class I director on the IMCO board, resigned from that class and was re-appointed as a class III director. Catherine G. Burke, a director of Commonwealth, resigned from the Commonwealth Board of Directors effective as of December 9, 2004. The Merger Agreement requires that at least three of the directors designated by IMCO and three of the directors designated by Commonwealth will be independent for purposes of the rules and regulations of the New York Stock Exchange.

The Merger Agreement describes the directors of IMCO and Commonwealth (and their successors) who will constitute the Board of Directors of Aleris after the completion of the Merger. “Continuing IMCO Directors” are defined as the directors of IMCO selected by the IMCO board of directors before the closing date of the merger to be directors of IMCO immediately following the effectiveness of the merger, and their successors who are designated by a majority of the Continuing IMCO Directors. “Continuing Commonwealth Directors” are defined as the directors of Commonwealth who were selected by the Commonwealth board of directors before the closing date of the merger to be directors of IMCO immediately following the effectiveness of the merger, and their successors who are designated by a majority of the Continuing Commonwealth Directors. Under this definition, Mr. Demetriou is not a Continuing Commonwealth Director.

As contemplated under the Merger Agreement, IMCO reconstituted its four standing committees of its board of directors so that (1) each committee would be comprised of four members, with two members being Continuing IMCO Directors and two members being Continuing Commonwealth Directors, and (2) the chairmen of the compensation committee and the nominating and governance committee would be Continuing IMCO Directors, and the chairmen of the audit committee and the environmental committee would be Continuing Commonwealth Directors. As a result, effective December 9, 2004, the standing committees of the board of directors of Aleris were as follows:

•	Compensation Committee – John E. Balkcom (Chair); Paul E. Lego; Larry E. Kittelberger; Hugh G. Robinson;

•	Nominating and Governance Committee – John E. Grimes (Chair); Paul E. Lego; Larry E. Kittelberger; Hugh G. Robinson;

•	Audit Committee – C. Frederick Fetterolf (Chair); John E. Balkcom; Dale V. Kesler; John E. Merow; and

•	Environmental Committee – John E. Merow (Chair); C. Frederick Fetterolf; John E. Grimes; Dale V. Kesler.

Additionally, effective December 9, 2004, Dale V. Kesler was elected lead independent director.

Effective December 9, 2004, IMCO’s Bylaws also were amended to enable many of these corporate governance structures. See Item 5.03 – “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.”

In accordance with the terms of separation agreements previously executed and delivered by them to IMCO, Richard L. Kerr resigned as chief executive officer of IMCO, and Paul V. Dufour resigned as chief financial officer of IMCO, effective December 9, 2004.

Effective on December 9, 2004 following the Merger, IMCO appointed Steven Demetriou as president, chief executive officer and chairman of the board of directors, Michael D. Friday as executive vice president and chief financial officer, Christopher R. Clegg as senior vice president, general counsel and secretary, John J. Wasz as executive vice president and president of the rolled products business, Joseph M. Byers as senior vice president and president of the aluminum recycling business, and Sean M. Stack as senior vice president, treasurer and corporate development. For a description of terms of the employment agreements between Aleris and certain of these individuals, see Item 1.01 – “Entry into a Material Definitive Agreement.”

Set forth below is information regarding the individuals appointed as new officers and directors of Aleris effective as of December 9, 2004:

Steven J. Demetriou, 46, became Chairman of the Board and Chief Executive Officer of Aleris on December 9, 2004, following completion of the Merger. Mr. Demetriou has served as President and Chief Executive Officer of Commonwealth since June 2004. He had served on Commonwealth’s board since 2002. Before joining Commonwealth in June 2004, Mr. Demetriou has served as President and Chief Executive Officer of Noveon, Inc., a leading global producer of advanced specialty chemicals for consumer and industrial applications. Prior to then, from 1999 to 2001, he was Executive Vice President of IMC Global Inc., a leading producer and distributor of crop nutrients and animal feed ingredients to the domestic and international agricultural communities, and President of IMC Crop Nutrients. Mr. Demetriou also served in a number of leadership positions with Cytec Industries Inc., a specialty chemicals and materials company, from 1997 to 1999. From 1981 to 1997, he held various positions with Exxon Corporation. Mr. Demetriou holds a bachelor of science in chemical engineering from Tufts University.

C. Frederick Fetterolf, 76, has served as a director of Commonwealth since 1997. Mr. Fetterolf was President and Chief Operating Officer of Aluminum Company of America, Inc. (Alcoa) from 1985 to 1991, and served as President of Alcoa from 1983 to 1985. He is a Director of Allegheny Technologies, Inc. and member of its Compensation Committee and Technology Committee. He formerly served as Chair of the Audit Committee for Mellon Bank, NA, Chair of the Audit Committee of Praxair, Inc. and member of the Audit Committee of Union Carbide Corp.

Larry E. Kittelberger, 55, has served as a director of Commonwealth since 2000. Mr. Kittelberger has been Senior Vice President, Administration and Chief Information Officer of Honeywell International Inc. since 2001. He served as Senior Vice President and Chief Information Officer of Lucent Technologies Inc. from 1999 to 2001 and for Allied Signal, Inc. from 1995 to 1999. From 1970 to 1995, Mr. Kittelberger held a number of positions with Tenneco, Inc. He is a Director of Arbitron, Inc., a member of the Audit Committee, Chair of the Technology Strategy Committee and a member of the Nominating and Board Governance Committee. He also serves on the Advisory Boards of AT&T Corp., International Business

Machines Corporation and the School of Information Sciences and Technology at Pennsylvania State University.

Paul E. Lego, 74, has served as a director of Commonwealth since 2000. From 1990 until his retirement in 1993, Mr. Lego was Chairman of the Board of Directors and Chief Executive Officer of Westinghouse Electric Corporation. He is a Director, Chairman of the Finance Committee and member of the Compensation Committee of Lincoln Electric Holdings, Inc. Mr. Lego is an Emeritus Trustee of the University of Pittsburgh and a member of the American Society of Corporate Executives.

John E. Merow, 74, has served as a director of Commonwealth since 1995. Mr. Merow was a Partner in the law firm of Sullivan & Cromwell LLP from 1965 through 1996, and Chairman and Senior Partner from 1987-1994. Mr. Merow is a Director of each of the investment companies (23) in the Seligman Group Investment Companies and a member of their Audit Committees and the Board Operations Committees. He is also an Executive Committee member and Secretary of the United States Council for International Business, a Trustee of New York-Presbyterian Hospital and Vice Chairman of New York-Presbyterian Healthcare System, Inc.

Michael D. Friday, 53, became Executive Vice President and Chief Financial Officer following completion of the Merger. Mr. Friday has served as Executive Vice President and Chief Financial Officer of Commonwealth since June 2004. Prior to joining Commonwealth, Mr. Friday served as Executive Vice President and Chief Financial Officer of Noveon, Inc. from 2001 to 2004. From 1997 to 2001, Mr. Friday served as Vice President—Finance, Business Development and Information Technology at BFGoodrich Performance Materials. From 1994 to 1997, Mr. Friday was Vice President of Finance for The Little Tikes Company, a unit of Rubbermaid, Inc. Mr. Friday began his career with the General Electric Company in 1974, where he served in a variety of increasingly responsible financial management capacities. Mr. Friday holds a bachelor of science degree in business administration from the Rochester Institute of Technology.

John J. Wasz, 44, was elected on December 9, 2004 as Executive Vice President and as President of Aleris’ Rolled Products business. From 2000 to July 2004, he served as Executive Vice President and President of Alflex Corporation (a subsidiary of Commonwealth), and prior to then, Mr. Wasz held the position of Vice President of Alflex Operations. Additionally, Mr. Wasz has served in several other capacities within the Commonwealth aluminum division, including Vice President of Materials; Vice President of Marketing and Sales; Distribution Marketing Manager; and Regional Manager. Mr. Wasz holds a bachelor of science in economics from DePaul University and attended the Advanced Management Program at Harvard University.

Joseph M. Byers, 59, was elected on December 9, 2004 as Senior Vice President and as President of Aleris’ Aluminum Recycling business. Mr. Byers formerly had served as Senior Vice President of Aluminum Operations for IMCO since September 1, 2001. He has previously served as President of Wabash Alloys and Senior Vice President of EASCO Aluminum, and was employed for 17 years by Alcoa Inc. where he held key management positions in various domestic and international locations. Mr. Byers also served as a pilot in the United States Air Force where he attained the rank of Captain and earned the Distinguished Flying Cross and Air Medal with thirteen oak-leaf clusters.

Sean M. Stack, 38, was elected on December 9, 2004 as Senior Vice President, Treasurer and Corporate Development. Mr. Stack has served as Vice President and Treasurer of Commonwealth since June 2004. Prior to joining Commonwealth, he had served as Vice President and Treasurer of Noveon Inc., beginning in March 2001. Prior to joining Noveon, Mr. Stack served as Vice President and Treasurer for Specialty Foods Corporation from May 1996 to December 2000. Specialty Foods filed for bankruptcy in September 2000 and emerged from bankruptcy in December of that year. Mr. Stack joined Specialty Foods as assistant treasurer in 1996. Prior to that he was a Vice President at ABN AMRO Bank in commercial and investment banking. Mr. Stack holds a bachelor’s degree in business administration from the University of Notre Dame and a master’s degree in management from Northwestern University’s J.L. Kellogg Graduate School of Management.

Christopher R. Clegg, 47, was elected on December 9, 2004 as Senior Vice President, General Counsel and Secretary. Mr. Clegg has served as Vice President, General Counsel and Secretary of Commonwealth since June 2004. Before joining Commonwealth, he served as Senior Vice President, General Counsel and Secretary of Noveon, Inc. since March 2001. Mr. Clegg had served as Vice President-Legal for the Performance Materials Segment of BF Goodrich Company since 1999. Before assuming that position, Mr. Clegg served as Senior Corporate Counsel for Goodrich Aerospace since May 1991. Prior to joining Goodrich, Mr. Clegg was a corporate lawyer in private practice with the law firms of Squire, Sanders & Dempsey in Cleveland, Ohio and Perkins Coie in Seattle, Washington. Mr. Clegg holds a bachelor’s degree in political science from the University of California at Berkeley, a master’s degree in International Studies from the Johns Hopkins University School of Advanced International Studies and a law degree from the Georgetown University Law Center.

As contemplated under the Merger Agreement, IMCO’s board of directors adopted a resolution waiving compliance with the maximum age provisions contained in IMCO’s (now Aleris’) corporate governance guidelines to permit the Commonwealth directors to join the IMCO Board.

Additionally, see “Item 1.01 – Employment and Severance Agreements” for a brief description of the material terms of employment agreements between IMCO and certain newly appointed principal officers.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 8, 2004, at a special meeting of stockholders, the IMCO stockholders approved an amendment to Article Fourth of IMCO’s certificate of incorporation that increased the number of authorized shares of IMCO common stock from 40 million to 80 million shares. IMCO’s certificate of incorporation had previously authorized 48 million shares of stock, divided into two classes: (i) 40 million shares of IMCO common stock, par value $0.10 per share; and (ii) 8 million shares of preferred stock, par value $0.10 per share. The certificate of amendment to IMCO’s certificate of incorporation increased the number of authorized shares of IMCO common stock from 40 million shares to 80 million.

Also, on December 9, 2004, as contemplated under the Merger Agreement, a wholly-owned subsidiary of IMCO merged with and into IMCO pursuant to a Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware, whereby the corporate name of IMCO was changed to “Aleris International, Inc.”

The Certificate of Amendment to the Certificate of Incorporation and the Certificate of Ownership and Merger are filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively.

Additionally, effective December 9, 2004, as contemplated under the Merger Agreement, IMCO amended its Bylaws, principally adding a new Section 21 to Article III of the Bylaws, which provides as follows:

•	immediately following the effective date of the Merger until the second anniversary of the closing date of the Merger, the board of directors will be comprised of the chairman of the board and chief executive officer, and an equal number of “Continuing IMCO Directors” and “Continuing Commonwealth Directors.” The retirement or removal of a Continuing IMCO Director shall not require any Continuing Commonwealth Director to resign from the board of directors, and any vacancy on the board of directors caused by any death, resignation, retirement or removal of a Continuing Commonwealth Director shall not require a Continuing IMCO Director to resign from the board of directors to be in compliance with this bylaw;

•	committees of the Aleris board of directors would be reconstituted to be comprised of an equal number of Continuing Commonwealth Directors and Continuing IMCO Directors;

•	until the second anniversary of the closing date of the Merger, any action of the board of directors of to nominate for election any person or persons as a director of Aleris at any annual or special meeting, or by written consent, of the stockholders of Aleris who is not a Continuing IMCO Director or a Continuing Commonwealth Director will require the affirmative vote of at least 66 2/3% of the directors then in office;

•	until the second anniversary of the closing date of the Merger, any amendment or modification by the board of directors of the charter of Aleris’ nominating and governance committee of the board will require the affirmative vote of at least 66 2/3% of the directors then in office; and

•	Section 21 may only be modified, amended or repealed, and any bylaw provision inconsistent with the provisions of Section 21 may only be adopted, by an affirmative vote of at least 66 2/3% of the directors then in office or by the affirmative vote of holders of at least 60% of the voting power of all of the then-outstanding shares of Aleris voting stock, voting together as a single class.

Changes conforming to the changes created by new Section 21 were made to Section 10 of Article III of the Bylaws.

The Amendment to the IMCO Bylaws was attached as Annex D to the Joint Proxy Statements/Prospectus and is incorporated herein by reference as Exhibit 3.3 hereof.

Item 8.01	Other Events

IMCO held its special meeting of stockholders on December 8, 2004. The IMCO stockholders approved the following proposals: (i) the issuance of shares of IMCO common stock to Commonwealth stockholders in connection with the Merger, (ii) the amendment to IMCO’s certificate of incorporation to increase the authorized number of shares of common stock, (iii) the IMCO 2004 Equity Incentive Plan and (iv) the IMCO 2004 Annual Incentive Compensation Plan.

The shares voted with respect to each such proposal were as follows:

1. Issuance of shares of IMCO common stock to Commonwealth stockholders in connection with the Merger:

For:  10,905,889

Against:  398,157

Abstain:  15,028

Broker Non-Votes: 4,276,422

2. Amendment to IMCO’s Certificate of Incorporation to increase the authorized number of shares of common stock:

For:  13,798,651

Against:  703,115

Abstain:  15,963

Broker Non-Votes: 1,077,767

3. The IMCO 2004 Equity Incentive Plan:

For:  8,080,015

Against:  3,183,925

Abstain:  55,134

Broker Non-Votes: 4,276,422

4. The IMCO 2004 Annual Incentive Compensation Plan:

For:  8,746,698

Against:  2,485,382

Abstain:  86,994

Broker Non-Votes: 4,276,422

ITEM 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date of this Form 8-K.

(b)	Pro Forma Financial Information

The financial information required by Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date of this Form 8-K.

(c)	Exhibits

2.1	Agreement and Plan of Merger, dated as of June 16, 2004, among IMCO Recycling Inc., Silver Fox Acquisition Company and Commonwealth Industries, Inc. (incorporated by reference to Exhibit 2.1 of IMCO Recycling Inc.’s Current Report on Form 8-K dated June 16, 2004, filed with the Securities and Exchange Commission on June 18, 2004).

3.1	Certificate of Amendment to the Certificate of Incorporation of IMCO Recycling, Inc.

3.2	Certificate of Ownership and Merger of IMCO Recycling Inc.

3.3	Amendment to the Bylaws of IMCO Recycling Inc.

4.1	Supplemental Indenture dated November 9, 2004 between IMCO Recycling Inc., Commonwealth Industries, Inc., certain subsidiary guarantors party thereto and LaSalle Bank National Association.

10.1	IMCO Recycling Inc. 2004 Equity Incentive Plan (filed as Annex F to the prospectus contained in IMCO Recycling Inc.’s Registration Statement on Form S-4/A (No. 333-117548) filed November 4, 2004 and incorporated herein by reference).

10.2	IMCO Recycling Inc. 2004 Annual Incentive Compensation Plan (filed as Annex G to the prospectus contained in IMCO Recycling Inc.’s Registration Statement on Form S-4/A (No. 333-117548) filed November 4, 2004 and incorporated herein by reference).

10.3	First Amended and Restated Revolving Credit and Security Agreement among IMCO Recycling Inc. and PNC Bank, N.A. among others.

10.4	First Amendment to First Amended and Restated Credit and Security Agreement between IMCO Recycling Inc. and PNC, N.A. among others.

10.5	Assumption Agreement dated as of December 9, 2004 between IMCO Recycling Inc., Commonwealth Industries, Inc. and certain subsidiary guarantors party thereto.

10.6	Employment Agreement dated December 8, 2004, by and among IMCO Recycling Inc., IMCO Management Partnership L.P. and J. Tomas Barrett.

10.7	IMCO Recycling Inc.’s agreement to assume certain assumption of Severance Agreements dated as of October 11, 2004.

10.8	Severance Agreement dated June 10, 2004 between Steven J. Demetriou and Commonwealth Industries, Inc. (incorporated by reference herein to Exhibit 99.3 to Commonwealth Industries, Inc.’s Form 8-K filed on June 14, 2004).

10.9	Form of Severance Agreement between Michael D. Friday and Christopher R. Clegg and Commonwealth Industries, Inc. (incorporated by reference herein to Exhibit 10.5 to Commonwealth Industries, Inc. Form 10-Q filed on August 5, 2004).

10.10	Severance Agreement dated June 16, 2004 between Sean Stack and Commonwealth Industries, Inc. (incorporated by reference herein to Exhibit 99.3 to Commonwealth Industries, Inc.’s Form 10-Q filed on August 5, 2004).

10.11	Post-Merger Compensation Agreement by and among Steven J. Demetriou, Commonwealth Industries, Inc. and IMCO Recycling Inc.

10.12	Post-Merger Compensation Agreement by and among Michael D. Friday, Commonwealth Industries, Inc. and IMCO Recycling Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERIS INTERNATIONAL, INC.

Dated: December 14, 2004	/s/ Christopher R. Clegg
	Name:	Christopher R. Clegg
	Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 16, 2004, among IMCO Recycling Inc., Silver Fox Acquisition Company and Commonwealth Industries, Inc. (incorporated by reference to Exhibit 2.1 of IMCO Recycling Inc.’s Current Report on Form 8-K dated June 16, 2004, filed with the Securities and Exchange Commission on June 18, 2004).

3.1	Certificate of Amendment to the Certificate of Incorporation of IMCO Recycling, Inc.

3.2	Certificate of Ownership and Merger of IMCO Recycling Inc.

3.3	Amendment to the Bylaws of IMCO Recycling Inc.

4.1	Supplemental Indenture dated November 9, 2004 between IMCO Recycling Inc., Commonwealth Industries, Inc., certain subsidiary guarantors party thereto and LaSalle Bank National Association.

10.1	IMCO Recycling Inc. 2004 Equity Incentive Plan (filed as Annex F to the prospectus contained in IMCO Recycling Inc.’s Registration Statement on Form S-4/A (No. 333-117548) filed November 4, 2004 and incorporated herein by reference).

10.2	IMCO Recycling Inc. 2004 Annual Incentive Compensation Plan (filed as Annex G to the prospectus contained in IMCO Recycling Inc.’s Registration Statement on Form S-4/A (No. 333-117548) filed November 4, 2004 and incorporated herein by reference).

10.3	First Amended and Restated Revolving Credit and Security Agreement among IMCO Recycling Inc. and PNC Bank, N.A. among others.

10.4	First Amendment to First Amended and Restated Credit and Security Agreement between IMCO Recycling Inc. and PNC, N.A. among others.

10.5	Assumption Agreement dated as of December 9, 2004 between IMCO Recycling Inc., Commonwealth Industries, Inc. and certain subsidiary guarantors party thereto.

10.6	Employment Agreement dated December 8, 2004, by and among IMCO Recycling Inc., IMCO Management Partnership L.P. and J. Tomas Barrett.

10.7	IMCO Recycling Inc.’s agreement to assume certain assumption of Severance Agreements dated as of October 11, 2004.

10.8	Severance Agreement dated June 10, 2004 between Steven J. Demetriou and Commonwealth Industries, Inc. (incorporated by reference herein to Exhibit 99.3 to Commonwealth Industries, Inc.’s Form 8-K filed on June 14, 2004).

10.9	Form of Severance Agreement between Michael D. Friday and Christopher R. Clegg and Commonwealth Industries, Inc. (incorporated by reference herein to Exhibit 10.5 to Commonwealth Industries, Inc. Form 10-Q filed on August 5, 2004).

10.10	Severance Agreement dated June 16, 2004 between Sean Stack and Commonwealth Industries, Inc. (incorporated by reference herein to Exhibit 99.3 to Commonwealth Industries, Inc.’s Form 10-Q filed on August 5, 2004).

10.11	Post-Merger Compensation Agreement by and among Steven J. Demetriou, Commonwealth Industries, Inc. and IMCO Recycling Inc.

10.12	Post-Merger Compensation Agreement by and among Michael D. Friday, Commonwealth Industries, Inc. and IMCO Recycling Inc.